UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2020

Commission File Number 001-36501

THE MICHAELS COMPANIES, INC.

A Delaware Corporation

37-1737959
IRS Employer Identification No.

8000 Bent Branch Drive

Irving, Texas 75063

(972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	NASDAQ Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K (this “Amendment”) is being filed to amend Item 5.02 of the Current Report on Form 8-K filed by The Michaels Companies, Inc. (the “Company”) on April 14, 2020 (the “Original Form 8-K”). The purpose of this Amendment is to disclose the performance goals under the long-term cash incentive awards (collectively, the “Awards” and each, an “Award”), as granted to Vidya Jwala, former Chief Customer Officer, J. Robert Koch, Executive Vice President – Stores and Development, and James E. Sullivan, Senior Vice President – Chief Accounting Officer and Controller. No changes are being made to the Original Form 8-K other than to add the disclosure set forth in this Amendment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2020, the Board of Directors (the “Board”) of the Company established the performance goals applicable to the Awards previously granted on April 8, 2020. Each Award opportunity is solely tied to the Company’s attainment of a certain threshold of earnings before interest and taxes, with certain adjustments (“EBIT”) during the second through fourth quarters of fiscal 2020. Before any Award is earned, the actual EBIT results are required to meet a threshold EBIT amount, which represents approximately 85% of the target EBIT amount.  If the Company meets or exceeds the threshold EBIT amount, the percentage of the Award earned shall be within the range of threshold to target, as follows:

	Minimum Payout	Maximum Payout
% of Target EBIT Met	85.0%	100.0%
% of Award Earned	86.2%	100.0%

Should the Company fail to meet the threshold EBIT amount, 0% of the Award shall be earned.  Each Award will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to the applicable officer’s continued employment with the Company.  As disclosed in the Original Form 8-K, the Board initially intended to determine the performance metrics applicable to the Awards by August 1, 2020.  Due to the rapidly evolving nature of the COVID-19 pandemic and the Company’s response to the changing business environment, the Board decided that it would be prudent to delay its determination until it had greater clarity into the Company’s results for fiscal 2020 in order to properly incentivize the recipients of the Awards.

The foregoing description of the Awards does not purport to be complete and is qualified in its entirety by the text of the Long-Term Cash Incentive Award Agreements entered into between the Company and each of Mr. Jwala, Mr. Koch and Mr. Sullivan, the form of which was filed as Exhibit 10.1 to the Original Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Tim Cheatham
Tim Cheatham
Executive Vice President, General Counsel and Secretary

Date: September 24, 2020